Exhibit 4.5

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT. IN ADDITION, THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE LIMITATIONS ON TRANSFER SET FORTH IN THE WARRANT ISSUANCE AGREEMENT DATED AS OF AUGUST 31, 2012, BETWEEN THE CORPORATION AND CERTAIN INVESTORS A PARTY THERETO. A COPY OF THE WARRANT ISSUANCE AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE CORPORATION.

PAR PETROLEUM CORPORATION

No. W-	Warrant to Purchase

         Shares of Common Stock

                     , 2012

Common Stock Purchase Warrant

THIS CERTIFIES that, for value received,                      is entitled to purchase from the PAR PETROLEUM CORPORATION, a Delaware corporation (the “Corporation”),              shares of the Common Stock, $0.01 par value (the “Common Stock”), of the Corporation, at the price (the “Exercise Price”) of $0.01 per share, at any time or from time to time during the period commencing on the date hereof and ending at 5:00 P.M. on the tenth anniversary of the date hereof or such earlier time as set forth in the Warrant Issuance Agreement (the “Expiration Date”); provided, however, that this Warrant may not be exercised for any shares of Common Stock by any Regulated Holder to the extent that such exercise will result in a violation of any Applicable Law.

This Warrant has been issued pursuant to the Warrant Issuance Agreement (the “Warrant Issuance Agreement”) dated August 31, 2012, between the Corporation and certain investors, and is subject to the terms and conditions, and entitled to the benefits, thereof, including provisions (i) for adjusting the number of Warrant Shares issuable upon the exercise hereof and the Exercise Price to be paid upon such exercise (including any adjustment required by Section 5.1 of the Warrant Issuance Agreement), (ii) providing for certain “right of first offer” rights and (iii) providing certain information and other rights. A copy of the Warrant Issuance Agreement is available for inspection at the principal office of the Corporation and will be furnished without charge to the Holder upon written request to the Corporation. Capitalized terms used but not defined herein shall have the meaning given to them in the Warrant Issuance Agreement.

SECTION 1. Exercise of Warrant. On any Business Day prior to the Expiration Date, the Holder may exercise this Warrant, in whole or in part, by delivering to the Corporation this Warrant accompanied by a properly completed Exercise Form in the form of Annex A and a check in an aggregate amount equal to the product obtained by multiplying (a) the Exercise Price by (b) the number of Warrant Shares being purchased. Any partial exercise of a Warrant shall be for a whole number of Warrant Shares only. Any exercise of this Warrant shall be subject to the potential forfeiture rights of the Corporation set forth in Section 5.1 of the Warrant Issuance Agreement.

SECTION 2. Exercise Price. The Exercise Price is subject to adjustment from time to time as provided in the Warrant Issuance Agreement.

SECTION 3. Exchange of Warrant. On any Business Day prior to the Expiration Date, the Holder may exchange this Warrant, in whole or in part, for Warrant Shares by delivering to the Corporation this Warrant accompanied by a properly completed Exchange Form in the form of Annex B. The number of shares of Common Stock to be received by the Holder upon such exchange shall be determined as provided in Section 4.2 of the Warrant Issuance Agreement.

SECTION 4. Transfer. Subject to the limitations set forth in the Warrant Issuance Agreement, this Warrant may be transferred by the Holder by delivery to the Corporation of this Warrant accompanied by a properly completed Assignment Form in the form of Annex C.

SECTION 5. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation will issue a new Warrant of like denomination and tenor upon compliance with the provisions set forth in the Warrant Issuance Agreement.

SECTION 6. No Stockholder Rights. This Warrant shall not entitle the holder hereof to any voting rights or, except as otherwise provided in the Warrant Issuance Agreement, other rights of a stockholder of the Corporation, as such.

SECTION 7. Successors. All of the provisions of this Warrant by or for the benefit of the Corporation or the Holder shall bind and inure to the benefit of their respective successors and assigns.

SECTION 8. Headings. Section headings in this Warrant have been Inserted for convenience of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Warrant.

SECTION 9. Governs. This Warrant shall be construed in accordance with and governed by the laws of the State of Delaware (without giving effect to principles or conflicts or laws).

2

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers, and this Warrant to be dated as of the date first set forth above.

PAR PETROLEUM CORPORATION

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

[Signature page to Warrant]

ANNEX A

NOTICE OF EXERCISE

Attention:    Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

☐	shares of Common Stock pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such Warrant Shares in full.

The undersigned hereby represents and warrants that Representations and Warranties in Section 6.1 of the Warrant Issuance Agreement with respect to such Holder are true and correct as of the date hereof.

HOLDER:

Date:		By:

Address:

Name in which shares should be registered:

[Annex A]

ANNEX B

NOTICE OF CASHLESS EXCHANGE

Attention: Corporate Secretary

In accordance with Section 4.2 of the Warrant Issuance Agreement, the undersigned hereby elects to exchange the attached Warrant for either:

☐	shares of Common Stock pursuant to the terms of the attached Warrant, and tenders herewith the attached Warrant in exchange for a new Warrant for any remaining Warrant Shares not exchanged for such shares of Common Stock in accordance with Section 4.2 of the Warrant Issuance Agreement; or

☐	the maximum number of shares of Common Stock issuable pursuant to the terms of Section 4.2 of the Warrant Issuance Agreement by delivery of the attached Warrant (estimated to be shares of Common Stock), and tenders herewith the attached Warrant in exchange for such Warrant Shares.

The undersigned hereby represents and warrants that Representations and Warranties in Section 6.2 of the Warrant Issuance Agreement with respect to such Holder are true and correct as of the date hereof.

HOLDER:

Date:		By:

Address:

Name in which shares should be registered:

[Annex B]

ANNEX C

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.

[Annex C]